    As filed with the Securities and Exchange Commission on December 6, 2001
                      Registration Statement No. 333-65042

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Pennsylvania
   (State or other jurisdiction of                  25-1435979
    incorporation or organization)        (IRS Employer Identification No.)

                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-1553
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

          THE PNC FINANCIAL SERVICES GROUP, INC. INCENTIVE SAVINGS PLAN
                (FORMERLY, THE PNC FINANCIAL SERVICES GROUP, INC.
             INCENTIVE SAVINGS PLAN AND PNC RETIREMENT SAVINGS PLAN)
                            (Full title of the plan)

                                ----------------

                              Walter E. Gregg, Jr.
                                  Vice Chairman
                     The PNC Financial Services Group, Inc.
                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-2281
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5000

                              ---------------------

                              EXPLANATORY STATEMENT

     At the time this Registration Statement No. 333-65042 was filed, the title of the plans under which registered securities are to be issued was: The PNC Retirement Savings Plan ("RSP") and The PNC Financial Services Group, Inc. Incentive Savings Plan. Effective as of September 28, 2001, the RSP was merged into The PNC Financial Services Group, Inc. Incentive Savings Plan.

     In order to reflect this plan merger, the present filing hereby amends the title of the plan(s) under which registered securities are to be issued to be The PNC Financial Services Group, Inc. Incentive Savings Plan (hereafter, the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, each as filed by The PNC Financial Services Group, Inc. (the "Corporation" or "PNC") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

-    PNC's Annual Report on Form 10-K for the year ended December 31, 2000;
- PNC's Quarterly Reports on Form l0-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;
- PNC's Current Reports on Form 8-K dated as of July 25, 2001 and as of October 29, 2001; and
- The description of PNC Common Stock contained in the Form 8-A that was filed by the Corporation in September 1987 and the Form 8-A filed on May 23, 2000.

     The Corporation also incorporates by reference any additional documents subsequently filed by the Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and each such document shall be a part of this Registration Statement from the respective date of filing of each such document. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (other than information reported under Item 9 of a Current Report), as well as Proxy Statements (other than information such as committee reports that the SEC allows the Corporation not to incorporate by reference). Information in any documents that the Corporation subsequently files with the SEC will automatically update and replace the information previously filed with the information incorporated by reference into this Registration Statement. Any statement or information so modified or replaced shall not be deemed, except as so modified or replaced, to be part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) ("PA BCL"), we have the power to indemnify our directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the Corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PA BCL, we have the power to pay expenses (including attorneys' fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

     Section 1746 of the PA BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Our By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

     We have purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the Corporation's directors and officers in connection with the performance of their duties.

ITEM 8. EXHIBITS

Exhibit 4.1 Articles of Incorporation of the Corporation, as amended and restated as of April 24, 2001, incorporated by reference from
                   Exhibit 3.1 to the Corporation's Quarterly Report on
                   Form 10-Q for the quarter ended March 31, 2001. (File
                   No. 1-9718).

Exhibit 4.2 By-Laws of the Corporation, as amended and restated, filed herewith.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between the Corporation and The Chase Manhattan Bank, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Corporation's Report on Form 8-A filed May 23, 2000.

Exhibit 5.1 Determination Letter of the Internal Revenue Service, dated June 21, 1995, with respect to the Corporation's Incentive Savings Plan, incorporated by reference from Exhibit 5.3 to Post-Effective Amendment No. 1 to the Corporation's Registration Statement No. 33-25140 on Form S-8, filed on November 22, 1995.

Exhibit 5.2* Determination Letter of the Internal Revenue Service, dated May 28, 1998, with respect to The PNC Retirement Savings Plan.

Exhibit 23         Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24.1       Power of Attorney for one director, filed herewith.

Exhibit 24.1*      Powers of Attorney.


----------------------
*  Previously filed

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-65042 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 6, 2001.

                                  THE PNC FINANCIAL SERVICES GROUP, INC.



                                  By:  /s/ Robert L. Haunschild
                                       ----------------------------
                                           Robert L. Haunschild
                                           Senior Vice President and Chief
                                           Financial Officer



     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement No. 333-65042 has been signed by the following persons in the capacities and on the date(s) indicated:


              SIGNATURE                                       TITLE                               DATE

*                                             Chairman, President, Chief Executive         December 6, 2001
----------------------------------------      Executive Officer and Director
James E. Rohr                                 (Principal Executive Officer)



/s/ Robert L. Haunschild                      Senior Vice President and Chief              December 6, 2001
----------------------------------------      Financial Officer (Principal
Robert L. Haunschild                          Financial Officer)



*                                             Controller (Principal Accounting Officer)    December 6, 2001
----------------------------------------
Samuel R. Patterson



*                                             Vice Chairman and Director                   December 6, 2001
----------------------------------------
Walter E. Gregg, Jr.




*                                             Director                                     December 6, 2001
----------------------------------------
Paul W. Chellgren



*                                             Director                                     December 6, 2001
----------------------------------------
Robert N. Clay



*                                             Director                                     December 6, 2001
----------------------------------------
George A. Davidson, Jr.



*                                             Director                                     December 6, 2001
----------------------------------------
David F. Girard-diCarlo



*                                             Director                                     December 6, 2001
----------------------------------------
William R. Johnson



*                                             Director                                     December 6, 2001
----------------------------------------
Bruce C. Lindsay



*                                             Director                                     December 6, 2001
----------------------------------------
W. Craig McClelland



*                                             Director                                     December 6, 2001
----------------------------------------
Thomas H. O'Brien



*                                             Director                                     December 6, 2001
----------------------------------------
Jane G. Pepper





*                                             Director                                     December 6, 2001
----------------------------------------
Lorene K. Steffes



*                                             Director                                     December 6, 2001
----------------------------------------
Dennis F. Strigl



*                                             Director                                     December 6, 2001
----------------------------------------
Thomas J. Usher



*                                             Director                                     December 6, 2001
----------------------------------------
Milton A. Washington



*                                             Director                                     December 6, 2001
----------------------------------------
Helge H. Wehmeier




*By:     /s/ Karen M. Barrett
         --------------------
         Karen M. Barrett, Attorney-in-Fact,
           pursuant to Powers of Attorney previously
           filed or filed herewith

         Dated:  December 6, 2001

     THE PLAN. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefits plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-65042 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this December 6, 2001.


                                        THE PNC FINANCIAL SERVICES
                                        GROUP, INC. INCENTIVE SAVINGS
                                        PLAN

                                        By:  /s/ James S. Gehlke
                                             -------------------
                                                 James S. Gehlke,
                                                 Plan Manager/Administrator

INDEX TO EXHIBITS

Exhibit 4.1 Articles of Incorporation of the Corporation, as amended and restated as of April 24, 2001, incorporated by reference from Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. (File No. 1-9718).

Exhibit 4.2 By-Laws of the Corporation, as amended and restated, filed herewith.

Exhibit 4.3 Rights Agreement, dated as of May 15, 2000, between the Corporation and The Chase Manhattan Bank, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference from Exhibit 1 to the Corporation's Report on Form 8-A filed May 23, 2000.

Exhibit 5.1 Determination Letter of the Internal Revenue Service, dated June 21, 1995, with respect to the Corporation's Incentive Savings Plan, incorporated by reference from Exhibit 5.3 to Post-Effective Amendment No. 1 to the Corporation's Registration Statement No. 33-25140 on Form S-8, filed on November 22, 1995.

Exhibit 5.2* Determination Letter of the Internal Revenue Service, dated May 28, 1998, with respect to The PNC Retirement Savings Plan.

Exhibit 23         Consent of Ernst & Young, LLP, filed herewith.

Exhibit 24.1       Power of Attorney for one director, filed herewith.

Exhibit 24.2*      Powers of Attorney.


----------------------
*  Previously filed